Exhibit 99.1

NaturalShrimp Submits its Application to NASDAQ Capital Market

Dallas, Texas, Aug. 19, 2020 (GLOBE NEWSWIRE) -- via NEWMEDIAWIRE -- NaturalShrimp, Inc., (OTCQB:SHMP), an aquaculture Company which has developed and patented the first commercially operational Recirculating Aquaculture System (RAS) for shrimp, announced today that it has filed its initial listing application with the NASDAQ, an important first step in the Company’s plan to uplist its common stock on the NASDAQ Capital Market.

“The Company has been working tirelessly to complete all of the necessary steps to successfully meet the requirements for listing on the NASDAQ,” said William Delgado, CFO of NaturalShrimp. “If approved, upon meeting all the listing criteria, we feel this move will provide the Company the proper exposure to help broaden our shareholder base and increase appeal to institutional investors, ETFs and indexes. Through our potential purchase of Vero Blue and F&T, we believe our business model design provides us a path towards profitability,” added Mr. Delgado.

Gerald Easterling, CEO of NaturalShrimp, commented, “We believe NaturalShrimp is at an inflection point where the Company can grow exponentially. NaturalShrimp has been a pioneer and innovator in the aquaculture industry for two decades, and uplisting to the NASDAQ would help validate our continued drive to become a leader within the aqua-tech space,” continued Mr. Easterling.

NASDAQ must approve NaturalShrimp’s application before the Company’s common stock can be listed. While there are no guarantees that the Company will be approved, NaturalShrimp is continuing to make strides in meeting the listing criteria in the near future.

ABOUT NATURALSHRIMP: NaturalShrimp, Inc. is a publicly traded aqua-tech Company, headquartered in Dallas, with production facilities located near San Antonio, Texas. The Company has developed the first commercially viable system for growing shrimp in enclosed, salt-water systems, using patented technology to produce fresh, never frozen, naturally grown shrimp, without the use of antibiotics or toxic chemicals. NaturalShrimp systems can be located anywhere in the world to produce gourmet-grade Pacific white shrimp.

Forward Looking Statements

This press release contains "forward-looking statements." The statements contained in this press release that are not purely historical are forward-looking statements. Forward-looking statements give the Company's current expectations or forecasts of future events. Such statements are subject to risks and uncertainties that are often difficult to predict and beyond the Company's control, and could cause the Company's results to differ materially from those described. In some cases forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These statements include statements regarding moving forward with executing the Company's global growth strategy. The statements are based upon current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict. The Company is providing this information as of the date of this press release and does not undertake any obligation to update any forward looking statements contained in this press release as a result of new information, future events or otherwise, except as required by law. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Important factors that could cause such differences include, but are not limited to the Risk Factors and other information set forth in the Company's Annual Report on Form 10-Q filed on November 21, 2019, and in our other filings with the U.S. Securities and Exchange Commission.

Contact: Richard Brown

nesscapconsult@gmail.com

(775) 443-4740